Exhibit 10.62

Amendment I to the

Equity Purchase Agreement

The Equity Purchase Agreement dated June 1, 2018 is amended as follows:

The attached Exhibit G Working Capital Methodology of ($638,094) is revised to ($1,620,022).

IN WITNESS WHEREO F, the Parties have executed this Amendment on this 12th day of April 2019.

/s/ Billy Lee Peck Jr.	/s/ Damon Cuzick
Billy Lee Peck, Jr.., Former President and CEO	President
Thunder Ridge Transport, Inc.	EVO Transportation & Energy Services, Inc.

Exhibit G

Working Capital Methodology

	Target Working Capital	Closing Working Capital
Current Assets
Accounts Receivable Inventory	$830,835	$830,835
Other Current Assets	150,044	150,044
Total Current Assets	$980,879	$980,879

Current Liabilities
Accounts Payable	$1,048,596	$1,048,596
Accrued Payroll	646,424	646,424
Accrued Vacation	111,732	111,732
Accrued Expenses	794,149	794,149
Total Current Liabilities	2,600,901	2,600,901

Total Working Capital	$(1,620,022)	$(1,620,022)